EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT

      The subsidiaries of American Benefits Group, Inc. are as follows:

                  1.    American Benefits Group, Ltd.

                  2.    Saowani Development S.A.R.L.

                  3.    E-Block Technology Inc.

                  4.    ABFG Sales Ltd. (Canada)

                  5.    ABFG Sales Limited (USA)

                  6.    American Benefits Group (Israel) Ltd.

                  7.    American Benefits Group (Israel-Madagascar) Ltd.

                  8.    Stones and Wood Corporation S.A.R.L.

                  9.    ABFG Resources Madagascar S.A.R.L.

                  10.   Club Rodeo Ltd.


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